EXHIBIT 10.49
Execution Copy
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE OR UNLESS LENDER ESTABLISHES TO THE SATISFACTION OF MAKER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
ENERGY FOCUS, INC.
SECURED SUBORDINATED PROMISSORY NOTE

$1,150,000	March 30, 2010 (“Issuance Date”)
     FOR VALUE RECEIVED, ENERGY FOCUS, INC., a Delaware corporation (“Maker” or “Energy Focus”), hereby promises to pay to the order of EF Energy Partners LLC, (the “Lender”) at the address specified in Section 5(g) hereof, or at such other place as Lender may from time to time direct, at the times hereinafter set forth, in lawful money of the United States, the unpaid principal amount of One Million One Hundred Fifty Thousand Dollars ($1,150,000). Maker also promises to pay Lender interest accruing on such unpaid principal amount at the simple rate of twelve and one-half percent (12.5%) per annum (the “Rate”) in accordance with the terms and provisions of this Secured Subordinated Promissory Note (this “Note”), provided that no interest shall accrue or be payable following any notice pursuant to Section 1(b) of this Note unless an Event of Default (as hereinafter defined) shall have occurred and is continuing.
     This Note is made pursuant to the Note Purchase Agreement between Maker and Lender of even date, is secured by the collateral covered by a Security Agreement between Maker and Lender of even date (the “Security Agreement”), and is accompanied by a Warrant Acquisition Agreement between Maker and each member of Lender (the “Members”) of even date and the issuance by the Maker to each Member of a Common Stock Purchase Warrant.
SECTION 1. PAYMENTS
          (a) Principal and Interest. The entire outstanding principal balance of this Note, together with all accrued interest thereon, will be due and payable on March 15, 2013 (the “Maturity Date”). Interest on the outstanding principal balance will be paid quarterly in arrears beginning on September 15, 2010. If Maker fails to make any payment required pursuant to this Note on or before the date required pursuant to this Note, and such payment is not made within ten (10) days following the date on which such payment is due, in addition to the amount of such payment, Maker shall be required to pay a late payment fee equal to 10% of the amount due on such original payment date.

          (b) Prepayments. (i) Except as otherwise indicated in this Note, this Note may be prepaid without premium or penalty at any time after March 15, 2012 following at least forty-five (45) days written notice to Lender and/or the written consent of Lender.
          (ii) If Lender shall have given written notice at any time on or prior to January 31, 2012, specifying that Maker is required to prepay this Note pursuant to this Section 1(b)(ii), Maker shall prepay this Note without premium or penalty on March 15, 2012.
          (iii) If a “Liquidity Event” occurs before the full repayment of the principal balance of this Note, the Maker will pay the Lender a premium equal to ten percent (10%) of the then outstanding principal balance of this Note upon the closing of the Liquidity Event. As used in this Section 1, the term “Liquidity Event” means (x) the Maker shall have merged into or consolidated with another corporation, or merged another corporation into the Maker, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Maker prior to that merger or consolidation, or (y) the Maker shall sell substantially all of its assets, with its assets for this purpose excluding its Fiberstars and United States Commercial units.
          (c) Application of Payments. All payments made by Maker under this Note shall be applied first to any costs or charges payable under this Note, second to accrued interest on the Note and the remainder shall be applied to principal.
          (d) Cancellation of Note. Upon payment in full of the principal balance of this Note and any charges, costs and accrued interest thereon, this Note will be automatically cancelled and Maker’s payment obligations hereunder will be extinguished.
SECTION 2. OTHER PAYMENT TERMS
          (a) Waivers. Maker hereby waives presentment, demand for payment, notice of non-payment, protests, notice of protests, notice of dishonor and all other notices in connection with this Note. No waiver by Lender shall be deemed to have been made unless such waiver is in writing and signed by Lender. Lender reserves the right to waive or refrain from waiving any right or remedy under this Note. No delay or omission on the part of Lender in exercising any right or remedy under this Note shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.
          (b) Default. Upon and after the occurrence of an Event of Default (as hereinafter defined), Lender, in addition to any other remedies available at law or in equity, or under the Security Agreement, shall have the right without presentment, notice or demand of any kind to accelerate this Note and to declare all of the obligations of Maker under this Note immediately due and payable.
          (c) Event of Default. For purposes of this Note, an “Event of Default” occurs if: (a) the Maker does not make the payment of the principal of, and interest on, this Note when the same becomes due and payable, and any applicable late payment fee, as provided in Section 1(a), and such failure continues for the period on and after the notice specified below; (b) the

Maker fails to comply with any of its other obligations under this Note, and such failure continues for the period and after the notice specified below; (c) the Maker, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Maker in an involuntary case; (B) appoints a Custodian of the Maker or for all or substantially all of its property; or (C) orders the liquidation of the Maker, and the order or decree remains unstayed and in effect for 90 days; (d) the Maker shall default under any Senior Indebtedness, as that term is defined in Section 3; (e) the Maker shall redeem any class of capital stock junior to the Note; (f) the Maker shall sell substantially all of its assets, with its assets for this purpose excluding its Fiberstars and United States Commercial units and its United Kingdom subsidiary, Crescent Lighting, Ltd; (g) a Change in Control of the Maker shall occur; or (h) the full-time active employment of Joseph G. Kaveski, as Chief Executive Officer of the Maker or John M. Davenport by the Maker shall be voluntarily terminated by Maker or by such individual, unless a successor acceptable to Lender shall have been appointed or selected and shall have actually taken office within three months following any such termination, in which case the name of such successor shall be substituted for the name of the individual he or she replaces for the purpose of this section (h).
     As used in this Section 2, the term “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     A default under clause (a) in Section 2(c) above is not an Event of Default until the Holder notifies the Maker of such default and the Maker does not cure it within thirty (30) days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a “Notice of Default.” A default under clause (b) in Section 2(c) above is not an Event of Default until the Holder notifies the Maker of such default and the Maker does not cure it within sixty (60) days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a “Notice of Default.”
     As used in this Section 2, a “Change in Control” shall be deemed to have occurred if and when: (i) any person or group of persons acting in concert shall have acquired ownership of or the right to vote or to direct the voting of shares of capital stock of the Maker representing forty percent (40%) or more of the total voting power of the Maker; or (ii) the Maker shall have merged into or consolidated with another corporation, or merged another corporation into the Maker, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Maker prior to that merger or consolidation.
SECTION 3. SUBORDINATION TO SENIOR INDEBTEDNESS.
     Upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Maker or of its wholly-owned, British subsidiary, Crescent

Lighting, Ltd. (“Crescent”), whether or not in a bankruptcy, insolvency, or receivership proceeding, the Maker shall not pay, and the Lender shall not be entitled to receive, any of the principal and interest on this Note unless and until the Senior Indebtedness shall have been paid or discharged; provided, however, that notwithstanding the foregoing restrictions, under the terms of the Security Agreement, Lender is entitled to payments of proceeds upon the sale of certain Collateral (as defined in the Security Agreement) and that following the occurrence, and during the continuance of, any Event of Default Lender shall be entitled to take any and all actions permitted under the Security Agreement relating to the Collateral (as defined in the Security Agreement), and, in either such case, Lender shall be entitled to receive such Collateral or the proceeds of any such Collateral in accordance with the Security Agreement at any time and apply such proceeds to the principal and interest on this Note, in accordance with the terms of Section 1(c). For purposes of this Section 3, “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on (x) all indebtedness of the Maker and Crescent to banks, insurance companies, or other financial institutions regularly engaged in the business of lending money, which is money borrowed by the Maker or Crescent, whether or not secured, and (y) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for such Senior Indebtedness or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.
SECTION 4. REPRESENTATIONS OF MAKER
     Maker hereby represents and warrants to Lender as of the Issuance Date:
          (a) Organization, Qualifications and Power. Maker is a Delaware corporation and its certificate of registration is in full force and effect. Maker has all requisite power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted and to issue, sell and deliver this Note.
          (b) Authorization. The execution and delivery by Maker of this Note and the performance by Maker of its obligations hereunder have been duly authorized by all requisite limited liability company action.
          (c) Validity. This Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general as may from time to time be in effect and the exercise by courts of equity powers or their application of public policy.
SECTION 5. MISCELLANEOUS
          (a) Amendments. No amendment or waiver of any provision of this Note, nor consent to any departure by Maker herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Severability. If any term, covenant or provision contained in this Note, or the application thereof to any Person or circumstance, shall be determined to be void, invalid, illegal or unenforceable to any extent or shall otherwise operate to invalidate this Note, in whole or part, then such term, covenant or provision only shall be deemed not contained in this Note; the remainder of this Note shall remain operative and in full force and effect and shall be enforced to the greatest extent permitted by law as if such clause or provision had never been contained herein or therein; and the application of such term, covenant or provision to other Persons or circumstances shall not be affected, impaired or restricted thereby.
          (c) Captions. The captions or headings at the beginning of any paragraph or portion of any paragraph in this Note are for the convenience of Maker and Lender and for purpose of reference only and shall not limit or otherwise alter the meaning of the provisions of this Note.
          (d) Interest Computation. All interest payable pursuant to this Note will be computed on the basis of a 365-day year for the actual number of days elapsed. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Maker.
          (e) Indemnity. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the obligations of Maker under this Note, Lender is for any reason compelled to surrender such payment or proceeds because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the obligations of Maker under this Note or any part thereof intended to be satisfied shall be revived and continue, and this Note and the Security Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender, and Maker shall be liable to pay to the Lender, and indemnify and hold the Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this paragraph shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lender’s rights under this Note or the Security Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. Without prejudice to any other provisions of this Note or the Security Agreement, Maker hereby agrees to indemnify the Lender against any loss or expense that the Lender may sustain or incur as a consequence of any default by Maker in payment when due of any amount due hereunder.
          (f) Usury Savings Clause. It is the intention of the parties hereto to comply with applicable state and federal usury laws from time to time in effect. Accordingly, notwithstanding any provision to the contrary in this Note or any other document related hereto, in no event (including, but not limited to, prepayment or acceleration of the maturity of any obligation) will this Note or any such other document require the payment or permit the collection or receipt of interest in excess of the highest lawful rate. If under any circumstance whatsoever, any provision of this Note or of any other document pertaining hereto will provide for the payment, collection or receipt of interest in excess of the highest lawful rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lender will ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would exceed the highest lawful rate shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Maker to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of Maker to Lender, under any specified contingency, exceeds the highest lawful rate, Maker and Lender will, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness (including any extension or renewal) so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event that the maturity of this Note is accelerated. If at any time the Rate exceeds the highest lawful rate, then the rate at which interest shall accrue hereunder shall automatically be limited to the highest lawful rate, and shall remain at the highest lawful rate until the total amount of interest accrued hereunder equals the total amount of interest that would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Rate unless and until the Rate again exceeds the highest lawful rate, in which case the immediately preceding sentence shall apply.
          (g) Governing Law and Venue. This Note shall in all respects be governed by, and construed and interpreted in accordance with, the internal substantive laws of the State of Ohio without giving effect to the principles of conflicts of law thereof. Maker and Lender hereby irrevocably submit to the exclusive jurisdiction of the state court sitting the City of Cleveland, for the adjudication of any dispute hereunder and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.
          (h) Notices. Any notice, request or other communication required or permitted hereunder will be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one business day after being sent by a nationally recognized overnight courier service or (c) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to Maker:	Energy Focus, Inc.
32000 Aurora Road
Solon, Ohio 44321
Attention: Mr. Joseph G. Kaveski
Chief Executive Officer
Facsimile: 440.848.8561

If to Lender:	EF Energy Partners LLC
2171 Mogadore Road
Kent, Ohio 44240
Attention: Joseph K. Zeno
Facsimile: 330.678.0859
          (i) Waiver of Jury Trial. MAKER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER RELATED DOCUMENTS OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

ENERGY FOCUS, INC.
By:
	Name:	Joseph G. Kaveski
	Title:	Chief Executive Officer